Exhibit 5.1

Reference: 190666/3
September 23, 2021

Trilogy International Partners Inc.
155 108th Avenue NE, Suite 400
Bellevue, Washington 98004

RE: Trilogy International Partners Inc. - Registration Statement on Form F-3

Dear Sirs and Mesdames:

We have acted as Canadian counsel to Trilogy International Partners Inc. a company continued into the jurisdiction of British Columbia under the Business Corporations Act (British Columbia) (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “SEC”) of a Registration Statement (the “Registration Statement”) on Form F-3 under the United States Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the issuance and sale of up to: (a) an aggregate of 36,294,353 common shares of the Company consisting of (i) common shares issued upon redemption of the Trilogy LLC Class C Units (as defined in the Registration Statement) and (ii) certain other common shares which the Company is contractually obligated to register (collectively, the “Issued Shares”) and (b) 1,186,822 common shares of the Company issuable upon redemption of the Trilogy LLC Class C Units (the “Issuable Shares” and together with the Issued Shares, the “Secondary Shares”), in each case, offered by certain shareholders named in the Registration Statement (the “Selling Shareholders”) which may be issued and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it may be supplemented in the future by one or more prospectus supplements.

In connection with this opinion, we have examined the Registration Statement and the Prospectus, and such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are qualified to carry on the practice of law in the Province of British Columbia. Our opinion below is expressed only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

We have also assumed that: (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, (v) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified, (vi) no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Secondary Shares, (vii) there is no foreign law that would affect the opinion expressed herein, and (viii) at the time of the execution and delivery of any documents relating to the Secondary Shares or the offering thereof, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have also assumed that at all relevant times:

(a)
the Company has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Company’s creation, authentication, issuance, sale and/or delivery of the Secondary Shares to which the Company is party (any such agreement, the “Agreement”);

(b)
the Company has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Secondary Shares and perform its obligations under the terms and conditions of the Secondary Shares;

(c)
all necessary corporate action has been taken by the Company to duly authorize the execution and delivery by the Company of the Agreement and the performance of its obligations under the terms and conditions thereof;

(d)
all necessary corporate action has been taken by the Company to duly authorize, create, authenticate, sell, deliver and validly issue the Secondary Shares and to perform its obligations under the terms and conditions of the Secondary Shares, and all of the terms and conditions relevant to the execution, delivery and issuance of the Secondary Shares in the applicable Agreement have been complied with;

(e)	all necessary corporate action has been taken by the Company to duly authorize the terms of the offering of the Secondary Shares and related matters;

(f)
the Agreement (i) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of British Columbia;

(g)
the Secondary Shares have been duly authorized, created, authenticated, sold and delivered and validly issued by the Company and any other person signing or authenticating the Secondary Shares, as applicable;

(h)	the terms of the offering of the Secondary Shares and related matters have been duly authorized by the Company;

(i)	the Company has complied, and will comply, with Division 8 of the Business Corporations Act (British Columbia).

(j)
the execution and delivery of the Agreement and the performance by the Company of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

(k)
the authorization, creation, authentication, sale, delivery and issuance of the Secondary Shares and the Company’s performance of its obligations under the terms and conditions of the Secondary Shares do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law; and

(l)
the terms of the offering of the Secondary Shares and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that: (i) the Issued Shares, which may be offered for resale by the Selling Shareholders, have been validly issued as fully paid and non-assessable and will, when sold and paid for as contemplated by the Registration Statement, continue to be validly issued, fully paid and non-assessable and (ii) the Issuable Shares, which may be offered for resale by the Selling Shareholders, when issued upon redemption of the Trilogy LLC Class C Units, will be validly issued, fully paid and non-assessable and will, when sold and paid for as contemplated by the Registration Statement, continue to be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Secondary Shares.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm on the cover page and under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP